Phone:	(212) 885-5000
Fax:	(212) 885-5001

October 18, 2013

Cornerstone Total Return Fund, Inc.
c/o AST Fund Solutions, LLC
200A Executive Drive
Edgewood, NY 11717

Ladies and Gentlemen:

We have acted as counsel to Cornerstone Total Return Fund, Inc. (the “Fund”), a New York corporation, in connection with the Registration Statement on Form N-2 filed with the Securities and Exchange Commission on September 12, 2013, as amended by Pre-Effective Amendment No. 1 on Form N-2/A filed on the date hereof (as amended, the “Registration Statement ”).  The Registration Statement covers shares of common stock with a par value of $0.01 per share (the “Shares”) to be issued pursuant to the exercise of rights (the “Rights ”) to be issued to the stockholders of record of outstanding shares of common stock of the Fund as of the close of business on October 28, 2013.  The Rights entitle such stockholders to purchase one Share of the Fund for every three Rights held.

For purposes of rendering this opinion, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following documents:

a)	The Registration Statement;

b)	The Amended and Restated Certificate of Incorporation, as amended, of the Fund as incorporated by reference to the Registration Statement; and

c)	By-Laws, as amended, of the Fund as incorporated by reference to the Registration Statement.

For purposes of this opinion, we have not reviewed any documents other than those documents listed in paragraphs (a) through (c) above, which are the documents that we have deemed relevant in order to render the opinions expressed herein.  In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (c) above) that may be referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.  We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein, and the additional factual matters stated or assumed herein, all of which we have assumed to be true, complete and accurate in all respects.

www.BlankRome.com

Boca Raton  •  Cincinnati  •  Houston  •  Los Angeles  •  New York  •  Philadelphia  •  Princeton  •  Shanghai  •  Washington  •  Wilmington

Cornerstone Total Return Fund, Inc.
October 18, 2013

With respect to all documents examined by us, we have assumed that: (i) all signatures on such documents are genuine; (ii) all documents submitted to us as originals are authentic and complete; and (iii) all documents submitted to us as copies conform to the originals of those documents.

This opinion letter is limited to the laws of the State of New York, and we have not considered, and express no opinion on, the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.  Our opinions are rendered only with respect to New York laws and rules, regulations and orders thereunder and reported decisions of New York courts in effect on the date hereof.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon the foregoing, we are of the opinion that the Shares, when sold, paid for and issued in accordance with the terms of the Registration Statement pursuant to the exercise of the Rights, will be validly issued, fully paid and non-assessable.

We have assumed and have not verified that each of the representations and warranties made or given by the Fund in the Registration Statement are true, correct and complete, and that any information delivered or otherwise disclosed in the Registration Statement by the Fund is true, correct and complete.

The opinions expressed herein are expressed as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which hereafter may come to our attention, or to reflect any changes in any facts, circumstances or law which may hereafter occur.

We hereby consent to the use of this opinion as Exhibit 2(l) to the Registration Statement and to the reference to this firm in the Fund’s Prospectus and the Statement of Additional Information, in each case, included as part of the Registration Statement.  In giving this consent, we do not hereby concede that we come within the categories of persons whose consent is required by the Securities Act of 1933, as amended, or the general rules and regulations promulgated thereunder.  Nothing in this paragraph shall be deemed to change the effective date of this opinion.

Very truly yours,

/s/ Blank Rome LLP
BLANK ROME LLP